Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

RADNET, INC.

(Name of Registrant as Specified in its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 30, 2019

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2019 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 13, 2019, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have also enclosed a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2018 (the “2018 Annual Report”). We encourage you to read our 2018 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2018.

This year we are again taking advantage of the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. On or about April 30, 2019, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2018 Annual Report and a Proxy Card or voting instruction form. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, please vote. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely, Norman R. Hames Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders:

The Proxy Statement for the 2019 Annual Meeting of Stockholders, the Proxy Card and the 2018 Annual Report are available at www.proxyvote.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2019

RadNet, Inc. will hold its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 13, 2019, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

The following items are on the agenda and are more fully described in the accompany proxy statement:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2020 Annual Meeting of Stockholders;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	A non-binding advisory vote to approve executive compensation;
4.	A non-binding stockholder proposal requesting that we adopt “majority voting” in uncontested elections of directors, if properly presented at the Annual Meeting; and
5.	Other business that may properly come before the Annual Meeting.

Our Board of Directors has fixed April 17, 2019 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing to our stockholders on or about April 30, 2019, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2018, via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.

By Order of the Board of Directors, Norman R. Hames Corporate Secretary
April 30, 2019 Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2019

The Board of Directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 13, 2019, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein.

On or about April 30, 2019 we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2018 (the “2018 Annual Report”), via the Internet and how to vote online. The Notice also contains instructions on how you can receive a paper copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible.

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THE PROXY PROCESS AND THE ANNUAL MEETING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom should I contact with other questions?” below. RadNet, Inc. is sometimes referred to herein as “RadNet”, “we”, “us”, “our” or the “Company.”

Q:	Why did I receive these materials?

A:	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting, which will take place on June 13, 2019 or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What is a proxy?

A:	Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Deborah Saly and Mark Stolper, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

Q:	Why haven’t I received a printed copy of the proxy materials and the 2018 Annual Report?

A:

On or about April 30, 2019, we will mail the Notice to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this Proxy Statement, the 2018 Annual Report and voting instructions over the Internet at www.proxyvote.com. You may then access these materials and vote your shares over the Internet. Please keep the Notice for your reference through the meeting date.

Alternatively, you may request that a printed paper copy of the proxy materials be mailed to you.  If you want to receive a paper copy of the proxy materials, you may request one over the Internet at www.proxyvote.com, by calling toll-free 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com.  There is no charge to you for requesting a copy. Please make your request for a copy on or before May 30, 2019 to facilitate timely delivery.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

A:	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker, or you may own shares through more than one broker. In these situations, you may receive multiple Notices or, if you request proxy materials to be delivered to you by mail, multiple Proxy Cards. You must follow the instructions on how to vote on each of the Notices you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you complete and sign each Proxy Card and return each in the return envelope which accompanied that particular Proxy Card.

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Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will vote on the following items:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2020 Annual Meeting of Stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	A non-binding advisory vote to approve executive compensation;

4.	A non-binding stockholder proposal requesting that we adopt “majority voting” in uncontested elections of directors, if properly presented at the Annual Meeting; and

5.	Other business that may properly come before the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record at the close of business on April 17, 2019 (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting and at any postponements or adjournments thereof. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker or other holder of record, as of the Record Date, may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the bank, broker or other holder of record.

Q:	What are the voting rights of the holders of common stock?

A:	Each share of our common stock outstanding as of the close of business on the Record Date is entitled to one vote on each matter considered at the Annual Meeting.

Q:	How is a quorum determined?

A:	We will have a quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock outstanding as of the Record Date are present in person or represented by proxy. On the Record Date 50,081,479 shares of our common stock were issued and outstanding. Consequently, we will need to have 25,040,740 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the meeting.

Q:	Who will count the votes?

A:	An officer of the Company will count the votes and act as the inspector of elections. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Company has also engaged Broadridge Financial Solutions as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you are a stockholder of record, your proxy must be received by telephone (1-800-690-6903) or via the Internet (www.proxyvote.com) by 11:59 p.m. Eastern Time on June 12, 2019 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the Proxy Card enclosed with your proxy materials, which must be received before the polls close at the Annual Meeting, in order for your shares to be voted at the meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or other nominee who holds your shares.

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Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that particular proposal. Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Under the applicable rules of the exchanges and other self-regulatory organizations, brokers will generally have discretionary authority to vote on routine matters. The ratification of the appointment of Ernst & Young as our independent registered public accounting firm (Proposal No. 2) is generally considered a routine matter, and we do not expect to receive any broker non-votes on that proposal. We believe brokers do not have discretionary authority to vote on the other proposals. You must instruct your bank, broker or nominee on how to vote your shares for all of the proposals other than Proposal No. 2 in order for your vote to count for those proposals.

Q:	What do I need to bring with me in order to attend the Annual Meeting?

A:	If you are a stockholder of record, you will need to bring either the Notice or any Proxy Card that is sent to you to the meeting. Otherwise, you will be admitted only if we can verify your ownership of common stock on the Record Date. If you own shares held in street name, bring with you to the meeting either the Notice or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Q:	How do I vote my shares in person at the Annual Meeting?

A:	If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the Proxy Card enclosed with the proxy materials you received and submit the Proxy Card at the Annual Meeting. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How do I vote my shares without attending the Annual Meeting?

A:

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail pursuant to the instructions provided in the Proxy Card enclosed with the printed proxy materials.

If you are a stockholder who holds stock in “street name” you will likely receive instructions for voting your shares from your broker, bank, or other nominee rather than through our voting system. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares by means of the telephone or the Internet. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares via the Internet or telephonically by following the instructions on the form received from your broker or bank.

Stockholders who submit a proxy by Internet or telephone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

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Q:	Can I revoke my proxy or voting instructions later?

A:	If you are a stockholder of record or a beneficial stockholder, then once you have submitted your proxy you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in one of three ways:

(1)	You may submit a duly executed written proxy bearing a date that is later than the date of your original proxy or you can submit a later dated proxy electronically via the Internet or by telephone;

(2)	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

(3)	You may vote in person at the Annual Meeting. However, if your shares are held in “street name” and you wish to vote at the Annual Meeting, you must first obtain from the broker, bank or other nominee record holder a proxy issued in your name.

Q:	What vote is required to approve the proposals?

A:

The election of directors requires a plurality of votes cast by shares present or represented at the Annual Meeting. Accordingly, if a quorum exists, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes in favor of their election. Shares not present at the Annual Meeting and broker non-votes will have no impact on the election of directors.

The ratification of the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. With respect to that proposal, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to that proposal will not be counted as shares entitled to vote and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The advisory votes to (1) approve the compensation of our Named Executive Officers (Proposal No. 3) and (2) adopt the stockholder proposal for “majority voting” in uncontested elections of directors (Proposal No. 4) must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the Annual Meeting. With respect to those proposals, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to that proposal will not be counted as shares entitled to vote and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Although the vote on the compensation of our Named Executive Officers, Proposal No. 3, is advisory only, meaning that it is not binding on the Company, our Board of Directors will consider the results of the vote in its future consideration of the compensation of our Named Executive Officers.

Similarly, although the vote on the stockholder proposal to adopt “majority voting” in uncontested elections of directors, Proposal No. 4, is advisory only, meaning that it is not binding on the Company, our Board of Directors will consider the results of the vote in its future consideration of the voting requirements in elections of directors.

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Q:	What are my voting choices for each proposal?

A:	With respect to the election of directors, stockholders may vote for all nominees, withhold authority for all nominees or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote “for” the proposal, “against” the proposal, or abstain from voting.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:

Our Board of Directors unanimously recommends that stockholders vote:

“FOR” all seven director nominees set forth in Proposal No. 1

“FOR” the ratification of the appointment of Ernst & Young LLP in Proposal No. 2

“FOR” the approval of our executive compensation in Proposal No. 3.

Our Board of Directors makes no recommendation on the advisory stockholder proposal requesting “majority voting” in uncontested elections of directors in Proposal No. 4.

Q:	How will my shares be voted if I return a blank Proxy Card?

A:	If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice, your shares will be voted as recommended by our Board of Directors on those proposals (and will be recorded as “ABSTAIN” for Proposal No. 4) and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction, which are then forwarded to the Company’s management.

Q:	How will voting on any other business be conducted?

A:	We do not know of any business to be conducted at the Annual Meeting other than the proposals discussed in this Proxy Statement. If any other business comes before the Annual Meeting, the individuals that we have designated as proxies for the Annual Meeting, Deborah Saly and Mark Stolper, will have the discretionary authority to vote for or against any other matter that is properly presented at the Annual Meeting.

Q:	Who will bear the costs of this solicitation?

A:	This solicitation is made by our Board of Directors on behalf of the Company, and we will bear the entire cost of soliciting proxies, including preparation, assembly, posting of this Proxy Statement online, printing and mailing of the Notice and the proxy materials for the Annual Meeting. We will also make available solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

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Q:	How can I find out the results of the voting at the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a report on Form 8-K within four business days after the Annual Meeting.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us not later than December 31, 2019, in order to be considered for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary. To be timely for the 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 14, 2020 and March 15, 2020. A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Our Board of Directors held five meetings during 2018. Each of the current directors serving in 2018 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Leadership Structure

Our Chairman of the Board of Directors, Dr. Berger, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for our Company at this time. This structure effectively utilizes Dr. Berger’s knowledge of our Company and the industry in which we operate, as well as fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for over 30 years.

Mr. Swartz serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Director Independence

Four of the seven members of our Board of Directors are independent directors and only those individuals may serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee. Our Board of Directors holds regular executive sessions outside the presence of the Chief Executive Officer and other management, which our Board of Directors believes promotes appropriate independent leadership.

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules. Each of Howard G. Berger, M.D., John V. Crues, III M.D., and Norman R. Hames is an executive officer of our Company and therefore does not qualify as an independent director under the NASDAQ and the SEC rules.

Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors which is available at www.radnet.com under Investor Relations – Corporate Governance.

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The composition of those committees is as set forth below:

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee	Independent Director
Lawrence L. Levitt	X	C	X	X
Marvin S. Cadwell	X	X	X	X
Michael Sherman, M.D.	–	X	C	X
David L. Swartz	C	X	X	X
Howard G. Berger, M.D.	–	–	–	–
John V. Crues, III, M.D.	–	–	–	–
Norman R. Hames	–	–	–	–

________________________

“C” denotes chair of committee

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing, along with management, the reliability and integrity of our accounting policies and financial reporting and disclosure practices;

•	serving as an independent and objective party to monitor our financial reporting processes and internal controls systems;

•	retaining our independent registered public accounting firm, reviewing and evaluating their independence, qualifications and performance, approving the terms of the annual engagement letter and approving all audit and non-audit services to be performed by our independent registered public accounting firm; and

•	providing independent, direct, and open communications among our independent registered public accounting firm, financial and senior management and the full Board of Directors.

The Board of Directors has determined that each of Mr. Swartz and Mr. Levitt qualifies as an “audit committee financial expert” as defined under the applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held four meetings in 2018.

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Compensation and Management Development Committee

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and determining the base salary of executive officers and certain other senior management and setting the maximum bonus amount that each executive officer (other than the Chief Executive Officer) and certain other senior management is entitled to receive, which may be in the form of cash or equity incentive awards, as ultimately determined by our Chief Executive Officer;

•	reviewing and administering our equity incentive plans, including any amendments thereto;
•	reviewing and recommending amounts and types of compensation for the Company’s directors;

•	overseeing the compensation philosophy and strategy of the Company;

•	monitoring the Company’s compliance with rules and regulations relating to compensation arrangements for directors and executive officers; and

•	reviewing and approving our Company’s corporate goals and objectives relevant to Chief Executive Officer compensation and evaluating the Chief Executive Officer’s performance in light of those goals and determining the Chief Executive Officer’s compensation levels and bonus based on such evaluation.

The Compensation and Management Development Committee held two meetings and took action by written consent on one occasion in 2018.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

•	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as director;

•	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

•	monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

•	evaluating all nominees for election of directors;

•	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

•	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

•	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

The Nominating and Governance Committee held one meeting during 2018.

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Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing the Company’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks our Company faces, and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation and Management Development Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on the Company.

Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investor Relations – Corporate Governance. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews and determines whether or not to approve any transaction between the Company and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single year and the related party has or will have a direct or indirect interest in the transaction.

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Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors, and also owns, indirectly, 99% of the equity interests in BRMG. BRMG is responsible for all of the professional medical services at nearly all of our facilities located in California under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California facilities. We generally obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. We have a management agreement with BRMG, that expires on January 1, 2024 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79% at December 31, 2018, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. Dr. Berger also owns a controlling interest in two medical groups that provide professional medical services to one of our imaging facilities located in New York. In 2018, Dr. Berger received $500,000 of his salary and his entire bonus payment from an affiliate of BRMG, a consolidated entity.

John V. Crues III, M.D. is our Medical Director, a member of our Board of Directors and a 1% owner of BRMG. Dr. Crues receives all of his salary from BRMG. Dr. Crues also owns a controlling interest in four medical groups that provide professional medical services to some of our imaging facilities located in Manhattan and Brooklyn, New York.

Jeffrey L. Linden was our Executive Vice President and General Counsel until his death in October 2018. Joseph Berman, the brother-in-law of Mr. Linden, has an interest in a property in Delaware that the Company leases. The monthly rent under this lease is approximately $36,000. We believe that the monthly lease amounts are commensurate with available leases with similar lease terms for comparable buildings in the area. Mr. Linden did not have any interest in this property or this transaction.

Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Two of the seven directors attended the 2018 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

Messrs. Levitt, Cadwell, Sherman and Swartz were members of the Compensation and Management Development Committee in 2018. No member of the Compensation and Management Development Committee has had a relationship with our Company or any of our subsidiaries other than as a director and stockholder and no member has been an officer or employee of our Company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity where one of our executive officers serves on the Board of Directors.

Communication with our Board of Directors

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

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DIRECTORS

Nomination Process

Our Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint, industry knowledge and the qualifications set forth in the Nominating and Governance Committee Charter. Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in the identification of director nominees. However, as part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences and backgrounds (including, among other things, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Our Board of Directors.”

Nominees for Election

The names of the director nominees, their ages as of March 31, 2019, and other information about them are set forth below. Each of the seven nominees currently serves on the Board.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	73	Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	75	Director	2007
John V. Crues, III, M.D.	69	Director, Vice President, Medical Director	2000
Norman R. Hames	63	Director, President, Chief Operating Officer-Western Operations, Secretary	1996
Lawrence L. Levitt	76	Director	2005
Michael L. Sherman, M.D.	76	Director	2007
David L. Swartz	75	Director	2004

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board of Directors and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for election to the Board of Directors.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our Company and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group, or BRMG. Dr. Berger brings senior business leadership skills to our Board of Directors and deep industry knowledge derived from his more than 30 years of experience in the development and management of the Company.

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Marvin S. Cadwell has been a member of our Audit Committee since 2007, a member of our Nominating and Governance Committee since 2011 and a member of our Compensation and Management Development Committee since 2014. Mr. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006, until its acquisition by the Company. He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix. He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provided Internet software. Mr. Cadwell previously served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry, from 2003 until its acquisition in September 2008. Mr. Cadwell has served as an executive officer and consultant for several companies in the healthcare industry. He brings to our Board of Directors a strong background in operating management of various organizations.

John V. Crues, III, M.D. is a world-renowned radiologist. Dr. Crues has served as our Vice President and Medical Director since 2000. Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology. Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group, a director of BRMG and owns a controlling interest in four medical groups which provide professional medical services at our imaging facilities located in New York, New York. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities. His active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Norman R. Hames has served as an executive officer of the Company since 1996 and currently serves as our President, Chief Operating Officer-Western Operations and Corporate Secretary. Applying his more than 20 years of experience in the industry, Mr. Hames oversees all aspects of our California facility operations. His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians. Prior to joining our Company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day operations of imaging centers.

Lawrence L. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since 2011. Mr. Levitt has served as the Chair of our Compensation and Management Development Committee since 2007. Mr. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Michael L. Sherman, M.D., F.A.C.R., has been a member of our Compensation and Management Development Committee since 2007 and was elected to serve as the chair of our Nominating and Governance Committee in 2011. Dr. Sherman served as a director of Radiologix between 1997 and November 2006, until its acquisition by the Company. He founded and served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from its inception in 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active clinical practice in 2005. In addition, Dr. Sherman was a director of MedStar Health, a ten-hospital system in the Baltimore-Washington, D.C. area from 1998 until 2006 and served as a director of Medstar’s captive insurance company until 2011. Dr. Sherman has trained as a mediator and since 2006 has served as president of Medical Mediation, LLC through which he has mediated professional liability and business cases. He was a director of HX Technologies, a healthcare IT private company, from 2006 until its sale in 2010. Dr. Sherman has broad experience in the medical and business aspects of radiology as a board member and chairman of various companies in the healthcare industry.

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David L. Swartz has been chair of our Audit Committee since 2004, has been a member of our Nominating and Governance Committee since 2007 and was appointed as Lead Independent Director in 2011. Mr. Swartz is a certified public accountant with experience providing accounting and advisory services to clients. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as its president. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Mr. Swartz also served as chief financial officer of a publicly held shopping center and development company from 1988 to 2000. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules.

COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the skill level required by the members of our Board of Directors. The Compensation and Management Development Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers. Employee directors do not receive any compensation for their service as a director.

Cash Compensation Paid to Non-Employee Board Members

Based on the recommendation of the Compensation and Management Development Committee’s independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation and Management Development Committee elected in 2018 to keep the existing cash compensation structure in place as is for non-employee directors to continue to align our director compensation structure with general market practices. The 2018 cash compensation structure for non-employee directors is set forth below:

Annual cash compensation	$55,000
Audit Committee Chair annual cash compensation	$20,000
Compensation and Management Development Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500

Equity Compensation in 2018

In 2018, non-employee directors each received a restricted stock award of 9,728 common shares under our 2006 Equity Incentive Plan, as amended (the “Restated 2006 Plan”), with a grant date value of approximately $125,000 based on the $12.85 per-share closing price of the Company’s common stock on June 7, 2018. Subject to continued service, vesting of the equity grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting.

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Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Nonqualified Deferred Compensation Plan. No non-employee directors elected to defer any portion of their equity compensation granted in 2018.

Non-Employee Director Compensation - 2018

The table below summarizes the compensation received for the fiscal year ended December 31, 2018 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Marvin S. Cadwell(3)	64,000	125,000	189,000
Lawrence L. Levitt(3)	75,500	125,000	200,500
Michael L. Sherman, M.D. (3)	68,750	125,000	193,750
David L. Swartz(3)	94,000	125,000	219,000

______________________

(1)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2018 computed in accordance with FASB ASC Topic 718. The grant date value is measured based on the closing price of Radnet’s common stock on the date of grant. These are not amounts actually paid to or realized by the non-employee director.

(2)	Reflects the restricted stock awards described above in “Equity Compensation in 2018” section above.

(3)	As of December 31, 2018, each of Messrs. Cadwell, Levitt, Sherman and Swartz held 9,728 shares of unvested restricted stock. None of the non-employee directors held any stock options.

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EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2019, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	73	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	69	Vice President and Medical Director	2000
Stephen M. Forthuber	58	President and Chief Operating Officer – Eastern Operations	2006
Norman R. Hames	63	President, Secretary, Chief Operating Officer – Western Operations	1996
Michael M. Murdock	64	Executive Vice President and Chief Development Officer	2007
Mital Patel	33	Executive Vice President of Financial Planning and Analysis	2016
Mark D. Stolper	47	Executive Vice President and Chief Financial Officer	2004

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Stephen M. Forthuber has served as an executive officer of the Company since our acquisition of Radiologix, Inc. and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February 2005 until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare (NYSE: THC). From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016. Mr. Patel has over a decade of senior healthcare management experience. Mr. Patel started his career at Truxtun Radiology and served as part of the Management team before the acquisition to RadNet. At Truxtun, Mr. Patel increased practice revenue, managed operation initiatives and quality compliance measures, and managed Truxtun’s acquisition by RadNet. Mr. Patel began his career at RadNet in 2010 where he applied his extensive healthcare industry experience to drive profitability and market share for RadNet. Mr. Patel received a B.A. degree in Business Administration from California State University in Bakersfield. Mr. Patel has also been very active in the community, having held board seats in several non-profit organizations.

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Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper has been a member of the board of directors of RTI Surgical, Inc. (NASDAQ: RTIX) since March 2017. He was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012, was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investor Relations” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of the Company’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included below in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair Marvin S. Cadwell Michael L. Sherman, M.D. David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to foster an environment that aligns the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program.

During 2018 we completed several important transactions within existing core markets. In April, we completed the acquisition of five imaging centers in Fresno, California. In October, we completed our first acquisition in Long Island, New York (Medical Arts Radiology) to coincide with becoming operational with our first east coast capitation contract with Emblem Health.

•	2018 Revenue of $975.1 million reflects a 5.7% increase over 2017.
•	Our annualized total return to our stockholders over the most recent five completed calendar years was 43.5% and this means that our stockholders would have sextupled their investment over this five year period. As shown in the following graph, our cumulative stockholder return has outperformed both the S&P 500 Index and S&P Health Care Sector return during this period. This graph compares the cumulative five-year total return provided to stockholders on the Company’s common stock relative to the S&P 500 Index and S&P Health Care Sector and assumes a $100 initial investment and the reinvestment of dividends in each of the indices.

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Comparison of Cumulative Five Year Total Return
$700
$600
$500
$400
$300
$200
$100
$0
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12/31/14
12/31/15
12/30/16
12/29/17
12/31/18
RadNet, Inc.
S&P 500 Index
S&P Health Care Sector

We believe the compensation paid to our Named Executive Officers for 2018 appropriately reflects and rewards their contribution to our performance.

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our 2018 Named Executive Officers:

Howard G. Berger, M.D. – President and Chief Executive Officer (our principal executive officer)

Mark D. Stolper – Executive Vice President and Chief Financial Officer (our principal financial officer)

Jeffrey L. Linden – Former Executive Vice President and General Counsel

Norman R. Hames – President and Chief Operating Officer – Western Operations

Stephen M. Forthuber – President and Chief Operating Officer – Eastern Operations

Mital Patel – Executive Vice President of Financial Planning and Analysis

Under the SEC Rules Jeffrey Linden is considered a Named Executive Officer despite his death in October 2018 based on the level of compensation that he received. Mr. Linden served as our Executive Vice President and General Counsel from 2001 until his death in October 2018.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

The Compensation and Management Development Committee Believes it is Important to Retain the Management Team

At the core of our compensation philosophy is the guiding belief that our management team is an integral component to the Company’s continued success. Equity compensation and cash bonuses are determined in December and paid at the beginning of the fiscal year with the goal of rewarding prior year performance and continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the year.

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Compensation Decisions Should Promote the Interests of Stockholders

Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock option and restricted stock awards create long-term incentives that align the interests of management with the long-term interests of stockholders.

Compensation Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives; and

•	equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Internal Pay Equity

The Compensation and Management Development Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but the Compensation and Management Development Committee does review compensation levels to ensure that appropriate pay equity exists.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation and Management Development Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

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Board and Committee Process

The Role of the Compensation and Management Development Committee

Our Board of Directors has delegated to the Compensation and Management Development Committee the authority to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation and Management Development Committee acts as the administrator under the Restated 2006 Plan, and has the authority under that plan to grant stock options, restricted stock, or restricted stock units.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with the Company’s compensation consultant and, as applicable, executive management, including our Chief Executive Officer, and conducts meetings in executive session. The Compensation and Management Development Committee meets in executive session each year to: (1) evaluate the performance of the Named Executive Officers, (2) set the annual compensation of the Named Executive Officers, and (3) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation and Management Development Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer. The Compensation and Management Development Committee has, for several years, adhered to an informal policy pursuant to which each year the Committee determines, based on a number of factors, the aggregate maximum value of cash bonus, restricted stock and stock options that may be awarded to each Named Executive Officer. The Compensation and Management Development Committee has delegated to the Chief Executive Officer the authority to allocate the exact amount of such awards and the combination of cash and equity for the other Named Executive Officers.

The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	to establish the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	to make recommendations to the Compensation and Management Development Committee on salary levels and stock option and restricted stock awards; and

•	our Chief Executive Officer allocates the amount of cash bonus, restricted stock and stock option amounts to be awarded to our Named Executive Officers (other than himself), in all cases subject to the guidelines and limitations placed by the Compensation and Management Development Committee.

Management also prepares meeting information for each Compensation and Management Development Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

•	background information regarding the Company’s strategic objectives; and

•	his evaluation of the performance of the Named Executive Officers, including accomplishments, and areas of strength and weakness.

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The Role of the Compensation Consultant

Under its charter, the Compensation and Management Development Committee is granted the authority to retain outside advisors and compensation consultants. The Company is obligated to pay for the advisors and consultants.

The Compensation and Management Development Committee retained the compensation consulting firm Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its independent outside compensation consultant and provide compensation analysis and advice with respect to fiscal year 2016 compensation and has since retained Pearl Meyer again for the same services with respect to executive compensation in fiscal years 2017, 2018 and 2019.

Pearl Meyer provides the following services with respect to compensation determinations:

•	Executive compensation benchmarking and framework;
•	Assess market trends of non-employee director compensation;
•	Review of market compensation practices and trends;
•	Annual incentive plan and equity award design;
•	Advice on merit increases, target bonuses and equity award levels;
•	Legislative and regulatory updates;
•	Attendance at certain Compensation and Management Development Committee meetings.

Pearl Meyer also attends certain Compensation and Management Development Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation and Management Development Committee Chair between meetings. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

As part of the selection and retention process, the Compensation and Management Development Committee analyzes the independence of Pearl Meyer under SEC and Nasdaq Rules. Pearl Meyer reports directly to the Compensation and Management Development Committee and performs no other work for the Company besides rendering compensation consulting services.

The Role of Peer Companies and Benchmarking

The Compensation and Management Development Committee reviews a peer group of companies (“Peer Group”) to assess the competitiveness of the Company’s executive officer compensation level and structure. The composition of the Peer Group is reviewed each year. The Peer Group currently includes the following companies:

AAC Holdings, Inc.	Amedisys Inc.	American Renal Associates Holdings, Inc.
Chemed Corp.	Civitas Solutions, Inc.	The Ensign Group, Inc.
Healthways Inc. (changed to Trivity Health, Inc.)	LHC Group, Inc.	National Healthcare Corp.
Premier, Inc.	Providence Service Corp.	Surgery Partners, Inc.
US Physical Therapy Inc.

The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with revenues approximately one-third to two times RadNet’s revenues

•	Primary operations in the healthcare facility and services industry

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Elements of Executive Compensation

Base Salary

Base salary is a critical element of executive compensation. We seek to establish a salary compensation level that is appropriate recognizing the Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation and Management Development Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence the Company’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our industry, internal pay equity and the tax deductibility of base salary.

Discretionary Cash Bonuses

In recent years, in lieu of increasing base salary compensation, we have elected to supplement base salary and equity based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are utilized to provide a greater incentive for our Named Executive Officers to achieve shorter term performance objectives and to reward them for exceptional achievement.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by our stockholders.

Our equity compensation plan has been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity compensation plan has provided the principal method for our Named Executive Officers (other than our Chief Executive Officer) to acquire equity or equity linked interests in our Company.

The Compensation and Management Development Committee uses equity awards, including restricted stock, restricted stock units (“RSUs”) and stock options, as a long-term incentive vehicle because:

•	restricted stock, RSUs and stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

We use a mix of restricted stock, RSUs, and stock options for equity compensation grants to the Named Executive Officers. In determining the maximum number of shares of restricted stock, RSUs and stock options to be granted to Named Executive Officers, the Compensation and Management Development Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Chief Executive Officer considers similar factors when allocating the number of shares of restricted stock, RSUs and stock options to be granted to the senior executive officers, within the limitations set by the Compensation and Management Development Committee.

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We have one long-term equity incentive plan--the Restated 2006 Plan—which was most recently approved by our stockholders at our annual stockholders meeting on June 8, 2017. Unless terminated earlier, the Restated 2006 Plan will terminate on March 9, 2027.

The Restated 2006 Plan permits the discretionary award of incentive stock options (ISOs), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, restricted stock units, and cash awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Restated 2006 Plan. As of April 17, 2019, approximately 7,400 employees (including 7 executive officers) and 4 non-employee directors were eligible to participate in the Restated 2006 Plan.

The Compensation and Management Development Committee administers the Restated 2006 Plan and, among other things, selects individuals to whom awards may be granted, determines the type of award as well as the number of shares of common stock to be covered by each award, determines the terms and conditions of any awards, including performance goals (if any) and their degree of satisfaction and interprets the terms and provisions of the Restated 2006 Plan and any stock award issued under the Restated 2006 Plan. However, the exercise prices of outstanding stock options and SARs may not be lowered or reduced without the approval of our stockholders.

As of April 17, 2019, there remained 2,606,805 shares available under the Restated 2006 Plan for future issuance. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash or which are repurchased by the Company for a repurchase price that does not exceed what the grantee paid for such shares, will become fully available again for issuance under the Restated 2006 Plan. No fractional shares may be issued under the Restated 2006 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

In addition, the Restated 2006 Plan provides that any non-employee director can receive total compensation in any calendar year that in the aggregate does not exceed $500,000. Such total compensation limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Restated 2006 Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards issued under the Restated 2006 Plan (or under any other incentive plan).

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for some of our Named Executive Officers’ coverage under our health insurance plans and all of our Named Executive Officers are provided a monthly car allowance. Also, beginning in 2017, we began matching 401(k) contributions for our employee participants.

Change in Control and Severance Arrangements

The awards held by our Named Executive Officers under the Restated 2006 Plan and Deferred Nonqualified Compensation Plan provide them with benefits if their employment is terminated under certain circumstances, including termination following a change in control of the Company. These plans, including the change in control provisions and the right to receive severance, were initially used to attract qualified executive officers and have continued to be used as a way to retain such qualified executive officers. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction.

If, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause (as defined in the Restated 2006 Plan) or by the Named Executive Officer for Good Reason (as defined in the Restated 2006 Plan), then all then-unvested shares subject to restricted stock awards, restricted stock units or stock option awards become fully vested upon the date of termination of employment.

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Nonqualified Deferred Compensation Arrangements

On May 5, 2016, the Board of Directors approved the RadNet, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides the terms and conditions that the Company would generally follow in permitting an eligible service provider to defer certain portions of his/her compensation. The Compensation and Management Development Committee generally administers the Deferred Compensation Plan.

The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of the Company or designated affiliated entities (collectively, “Participants”) who are selected by the Compensation and Management Development Committee in its discretion are eligible to participate in the Deferred Compensation Plan. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock units. The Company determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. The Company may also, in its discretion, credit a Participant’s account with a Company contribution amount.

Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by the Company and in which the Participant may elect to have portions of his/her cash account hypothetically invested. Deferrals of Company stock units will be settled on a one-for-one basis with Company common shares (or their cash equivalent). The Deferred Compensation Plan is not funded; payments are made out of the Company’s general assets and Participants are unsecured general creditors of the Company with respect to deferred amounts. However, the Company may, in its discretion, establish a “rabbi trust” to provide the Company with a source of funds for meeting its financial obligations under the Deferred Compensation Plan.

Participants generally must have submitted their elections to defer compensation before the calendar year in which compensation is earned (except that Participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plan). Once such an election is timely made, the deferral remains effective for subsequent years unless the participant affirmatively terminates the deferral. Settlement of deferred amounts will be affected in accordance with the Deferred Compensation Plan and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of the Company. The aggregate amount that could potentially be paid out under the Deferred Compensation Plan is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and Company stock value.

The Deferred Compensation Plan is intended to be a “top-hat” plan and is governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974 (“ERISA”). It is intended that the Deferred Compensation Plan and any payments thereunder comply with Internal Revenue Code (“Code”) Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plan will remain in effect until terminated by the Company but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

Pay Ratio Disclosure

Under SEC rules we are required to disclose the ratio of our median employee’s total annual compensation to the total annual compensation of the principal executive officer. Our principal executive officer is Dr. Berger and his total annual compensation for 2018 is set forth in the tables below.

In determining the median employee, a listing was prepared of all employees as of December 31, 2017. We excluded 76 employees, because they are based overseas in Canada and Hungary and did not have a material effect on the median calculation as they represent 1.0% of total employees. We selected our median employee (after excluding the principal executive officer) based on the annual gross wages reflected in our payroll records in 2017, which includes part-time, temporary and international employees (the Company does not have any seasonal employees). We do not grant equity compensation awards widely to our employees, and consequently determined that annual gross wages is an appropriate compensation metric to utilize. Because the median employee we initially identified had anomalous compensation characteristics, another employee with substantially similar compensation based on the compensation methodology used to identify the originally identified median employee was substituted for such employee. There has been no material change in our employee base or the compensation of the median employee since 2017.

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For 2018, the pay ratio calculation is as follows, showing that for 2018, the PEO’s total annual compensation was 85 times that of the median of the total annual compensation of all employees other than the PEO:

Median Employee total annual compensation	$35,473
Dr. Berger (‟PEO”) total annual compensation	$3,000,000
Ratio of PEO to Median Employee Compensation	85:1

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulation than the Company.

2018 Stockholder Advisory Vote on Executive Compensation

In June 2018, over 95% of the stockholder votes which were cast (including those that abstained and excluding broker non-votes) on the stockholder advisory vote regarding our Named Executive Officers’ compensation were cast “FOR” approving such compensation, reflecting very strong stockholder support for our executive compensation programs. The Compensation and Management Development Committee carefully considered these results and a variety of other information, including the advice of Pearl Meyer, in determining compensation structure and amounts for 2019, which generally is similar to what was done for 2018.

2018 Compensation Determinations

In 2018, the Compensation and Management Development Committee, with the assistance of Pearl Meyer as its independent compensation consultant, determined that the core philosophies, policies and approaches developed in 2016 and used in 2017 remained appropriate for the 2018 compensation determinations.

In December 2017, after evaluation of the Company’s performance against its operational objectives, the Compensation and Management Development Committee elected to set the maximum amount for any discretionary cash bonus and restricted stock grants to be awarded to each of the Named Executive Officers (other than the Chief Executive Officer) to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary.

In January 2018, subject to the guidelines set by the Compensation and Management Development Committee, Dr. Berger, as the Chief Executive Officer, elected to allocate each of the maximum cash bonus amounts and restricted stock amounts to Messrs. Stolper, Forthuber, Hames, Linden and Patel as set forth in the table below.

	Cash Bonus	Number of Shares of Restricted Stock/RSUs	Number of Shares Subject to Option Grants
Mark Stolper	$237,500	23,631	23,631
Stephen Forthuber	$275,000	27,363	27,363
Norman Hames	$275,000	27,363	27,363
Jeffrey Linden	$262,500	26,119	26,119
Mital Patel	$187,500	18,657	18,657

The grant date of the restricted stock awards was January 2, 2018 and the closing price of a share of Company common stock on that date was $10.05. Each restricted stock grant vests in three equal annual increments with the first installment vesting on the grant date. Mr. Linden’s grant was in the form of a RSU grant because he had timely elected to defer such equity compensation under the Deferred Compensation Plan. 21,564 shares of Mr. Stolper’s grant were in the form of a RSU grant because he had also timely elected to defer such equity grant compensation under the Deferred Compensation Plan.

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In addition, the Compensation and Management Development Committee also elected to grant stock options to each Named Executive Officer with the number of shares subject to the option equal to the same number of shares of restricted stock granted, as shown above. The stock options all have a ten year maximum term and a per share exercise price equal to the closing price ($10.05) of the Company’s common stock on the date of grant (January 2, 2018) and vest in equal one-third increments on each anniversary of the grant date, beginning on the second anniversary. The extended vesting period (as compared to the two year vesting schedule for the restricted stock grants) further encourages retention of our executives and the creation of stockholder value, since the value of the stock options to the executives is directly conditioned upon future post-grant increases in the share price of the Company’s stock.

The Compensation and Management Development Committee elected not to grant any equity awards to Dr. Berger in 2018. The Compensation and Management Development Committee determined that the equity interest in the Company owned by HFB Heirs’ Trust II, an irrevocable trust for the benefit of Dr. Berger’s children, was sufficient to align Dr. Berger’s interests with other stockholders. As an alternative to an equity award, and consistent with its actions in 2017, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus of $2,000,000. The cash bonus amount was intended to reward him for outstanding fiscal year 2017 performance.

2019 Compensation Determinations

The Compensation and Management Development Committee, with advice from Pearl Meyer, elected not to increase base salary for the Named Executive Officers in 2019, except for an increase in the base salary of Mital Patel from $375,000 to $425,000, effective January 1, 2019. In December 2018, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus equal to $2,000,000, which was paid in January 2019. This was intended to reward him for exceptional performance in fiscal year 2018. Dr. Berger and the Compensation and Management Development Committee elected to award the maximum amount for any discretionary cash bonus and restricted stock grant to each of the Named Executive Officers (other than the Chief Executive Officer) based upon fiscal year 2018 performance, to be paid in January 2019. The maximum cash bonus and restricted stock grant amounts are to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary paid in 2018. The maximum amount for discretionary cash bonuses and restricted stock grants in 2019 are intended to support retention and to continue to align the interests of our Named Executive Officers with the creation of stockholder value. Based on the competitive analysis provided by Pearl Meyer, the Compensation and Management Development Committee established the maximum amounts for the discretionary cash bonus and restricted stock grants and Dr. Berger elected to award the maximum amounts as set forth below:

	Cash Bonus	Number of Shares of Restricted Stock/RSUs	Number of Shares Subject to Option Grants
Mark Stolper	$237,500	21,729	21,729
Stephen Forthuber	$275,000	25,158	25,158
Norman Hames	$275,000	25,158	25,158
Mital Patel	$187,500	17,154	17,154

Upon reviewing the Peer Group data, recommendations presented by Pearl Meyer and in an effort to attain a greater level of parity with the Peer Group, the Compensation and Management Development Committee also elected to grant to each Named Executive Officer a stock option (as shown above) covering the same number of shares of restricted stock contemporaneously granted to such Named Executive Officer. The stock options have a maximum ten year term and an exercise price equal to the closing price ($10.93) of the Company’s common stock on the date of grant (January 7, 2019) and in the aggregate vest equally in one-third increments on each of the first three anniversaries of the grant date. The extended vesting period (as compared to the two year vesting schedule for the restricted stock/RSU grants) further encourages retention of our executives and the creation of stockholder value, since the value of the stock options to the executives is directly conditioned upon future increases in the share price of the Company’s stock. 19,827 shares of Mr. Stolper’s grant were in the form of a RSU grant because he had also timely elected to defer such equity grant compensation under the Deferred Compensation Plan.

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Mr. Linden, the former Executive Vice President and General Counsel of the Company, passed away on October 16, 2018. At the time of his death, Mr. Linden participated in several compensation arrangements with the Company, including: (1) an employment agreement, (2) participation in the management retention/bonus program, (3) participation in the Deferred Compensation Plan, and (4) receipt of equity compensation awards issued under the Restated 2006 Plan.

On February 21, 2019, the Company entered into an agreement with Mr. Linden’s spouse and the Jeffrey and Linda Linden Family Trust (the “Linden Family Trust”) to address all compensatory rights and entitlements that Mr. Linden had with the Company. Under the terms of this agreement, the Company paid to the Linden Family Trust $600,000 in cash, less applicable tax withholdings, in exchange for: (a) settlement of any claims or amounts owed to Mr. Linden under his employment agreement or otherwise, including any annual bonus, and (b) the cancellation of all outstanding stock options awarded to Mr. Linden under the Restated 2006 Plan. The Linden Family Trust also received 67,786 shares of the Company’s common stock as settlement of RSUs that Mr. Linden had deferred under the Deferred Compensation Plan.

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Before 2018, Code Section 162(m) limited the amount that we may deduct for income tax purposes with respect to annual compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. However, the Compensation and Management Development Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders.

The tax reform legislation signed into law on December 22, 2017 made the following changes under Code Section 162(m), which became effective on January 1, 2018: 1) the annual $1.0 million compensation deduction limit will apply to any individual who served as the chief executive officer (CEO) or chief financial officer (CFO) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year; 2) once an individual becomes a covered employee subject to Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death; and 3) the exception under Code Section 162(m) for qualified performance-based compensation and commissions will be eliminated, so that all compensation paid to a covered employee in excess of $1.0 million would be nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.

Due to the income tax law changes created by the tax reform legislation, and in particular the removal of the Code Section 162(m) performance-based compensation exemption, compensation that is paid from bonus plans, equity compensation awards and other incentive compensation arrangements will now likely count against the Section 162(m) annual $1.0 million limit and therefore it is likely that compensation paid to covered employees which exceeds $1.0 million in a given year will not be tax deductible.

Given the competitive market for outstanding executives, the Compensation and Management Development Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy, even if some executive compensation is not fully deductible. While the Compensation and Management Development Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation and Management Development Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

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Risk Considerations in Our Compensation Programs

Our Compensation and Management Development Committee reviewed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. The Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

We structure our pay to consist of primarily fixed compensation with base salary in cash and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards. As a result, the ownership levels of our Named Executive Officers meet or exceed the typical ownership guidelines established by the marketplace to discourage excessive risk taking.

Clawback Policy

In April 2017, our Board of Directors adopted the Company’s “Policy on Recoupment of Compensation” (the “Clawback Policy”). The purposes of the Clawback Policy are to deter both financial/accounting irregularities with respect to Company financial statements and also misconduct by Company senior executives. The Clawback Policy is generally administered by the Compensation and Management Development Committee although the Board may administer the policy or designate another committee to serve in such role (any such Committee, the “Committee”). The Committee may also act in conjunction with the Board’s Audit Committee. Company officers and other designated key employees (collectively, “Senior Executives”) are subject to the terms and conditions of the Clawback Policy and continue to be so covered by the Clawback Policy until the third anniversary of their cessation in serving as a Senior Executive.

Under the Clawback Policy, if the Company restates any financial statements previously filed with the SEC (other than due to a change in accounting policy), then the Committee shall review Senior Executive performance-based compensation to determine if the restated financial results would have resulted in a lesser amount of compensation being paid. The Committee may take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results. Such actions may also include cancellation of equity compensation awards. Performance-based compensation that was paid or earned more than three years prior to the date of discovery of the financial/accounting irregularity would generally not be subject to recoupment under the Clawback Policy.

Additionally, if a Senior Executive is determined to have committed “Misconduct” (as defined under the Clawback Policy), then the Committee may take such remedial actions as it determines are appropriate with respect to the Senior Executive including, among other things, recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment (with concurrence of the Board).

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for 2018, 2017 and 2016:

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Howard G. Berger, M.D. President and Chief Executive Officer (principal executive officer) (3)	2018	1,000,000	2,000,000	–	–	11,862	3,011,862
	2017	700,000	1,200,000	–	–	10,570	1,910,570
	2016	700,000	1,000,000	–	–	26,537	1,726,537
Mark D. Stolper (4) Executive Vice President and Chief Financial Officer (principal financial officer)	2018	475,000	237,500	237,492	124,608	31,819	1,106,419
	2017	475,000	237,500	237,500	129,583	26,685	1,106,268
	2016	475,000	237,500	237,500	137,883	23,993	1,111,876
Jeffrey L. Linden, (5) Former Executive Vice President and General Counsel	2018	454,327	262,500	262,496	137,727	678,451	1,795,501
	2017	525,000	262,500	262,500	143,226	23,500	1,216,726
	2016	525,000	262,500	262,500	152,395	20,801	1,233,196
Stephen M. Forthuber President and Chief Operating Officer – Eastern Operations	2018	550,000	275,000	274,998	144,287	17,750	1,262,035
	2017	550,000	237,500	237,500	129,583	27,057	1,181,640
	2016	475,000	237,500	237,500	137,883	27,365	1,115,248
Norman R. Hames President and Chief Operating Officer – Western Operations	2018	550,000	275,000	274,998	144,287	7,625	1,251,910
	2017	550,000	237,500	237,500	129,583	16,000	1,170,583
	2016	475,000	237,500	237,500	137,883	14,240	1,102,123
Mital Patel Executive Vice President of Financial Planning and Analysis	2018	375,000	187,500	187,503	98,379	19,989	868,371

_______________

(1)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2018 computed in accordance with FASB ASC Topic 718. These are not amounts actually paid to or realized by the Named Executive Officer. The grant date fair value for stock options is calculated based on a Black Scholes valuation of each award on the date of grant, determined under FASB ASC 718, incorporating the following assumptions: expected life 6.5 years, weighted average volatility 50.9%, forfeiture rate 0%, risk free interest rate 2.5%, expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant.

(2)

For 2018, the Named Executive Officers received an annual car allowance as follows: $9,600 for Mr. Stolper, $8,308 for Mr. Linden, $4,875 for Mr. Hames, $15,000 for Mr. Forthuber and $17,239 for Mr. Patel. For 2018, the Company paid premiums for coverage under the Company’s group health insurance plans in the following amounts: $11,862 for Dr. Berger, $19,469 for Mr. Stolper and $9,566 for Mr. Linden. For 2018, Messrs. Stolper, Forthuber, Hames and Patel each received a 401(k) retirement plan match from the Company in the amount of $2,750. For 2018, the Company paid $60,577 for Mr. Linden’s accrued and unpaid vacation through the date of his death and made a $600,000 settlement payment to the Linden Family Trust based on Mr. Linden’s employment with the Company before his death in October 2018.

(3)	$500,000 of the base salary and all of the bonus compensation paid to Dr. Berger in each period was paid by an affiliate of BRMG, a consolidated entity.

(4)	The totals for Mr. Stolper do not reflect the reduction of shares of common stock and option awards that occurred during the listed time periods, when beneficial ownership of certain amounts of his shares of common stock and option awards were transferred to his former spouse pursuant to a domestic relations order.

(5)	Mr. Linden, the former Executive Vice President and General Counsel of the Company, passed away on October 16, 2018.

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Grants of Plan-Based Awards

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under our Restated 2006 Plan during 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Mark D. Stolper (4)	01/02/18	23,631			237,492
	01/02/18		23,631	10.05	124,608
Jeffrey L. Linden (5)	01/02/18	26,119			262,496
	01/02/18		26,119	10.05	137,727
Stephen M. Forthuber	01/02/18	27,363			274,998
	01/02/18		27,363	10.05	144,287
Norman R. Hames	01/02/18	27,363			274,998
	01/02/18		27,363	10.05	144,287
Mital Patel	01/02/18	18,657			187,503
	01/02/18		18,657	10.05	98,379

_______________

(1)	Each restricted stock/RSU award was granted under the Restated 2006 Plan and vests in equal annual increments on January 2 of 2018, 2019 and 2020, subject to the officer’s continued service. Vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason.

(2)	Each stock option award was granted under the Restated 2006 Plan and vests in equal annual increments on January 2 of 2020, 2021 and 2022, subject to the officer’s continued service. Vesting accelerates on outstanding awards (i) on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason or (ii) upon the death or Disability (as defined in the Restated 2006 Plan) of the optionee.

(3)	For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see footnote (1) to the Summary Compensation Table.

(4)	The totals for Mr. Stolper do not reflect the reduction of RSUs and option awards that occurred during fiscal year 2018 when beneficial ownership of certain amounts of the shares subject to such awards were transferred to his former spouse pursuant to a domestic relations order.

(5)	The vesting of RSUs for Mr. Linden was accelerated due to his death in October, 2018 and his options were cancelled pursuant to an agreement as described under the “2019 Compensation Determinations” heading above.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2018.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mark D. Stolper					28,320	288,014
January 4, 2016 Grant	13,042	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027
January 2, 2018 Grant		23,631	10.05	1/2/2028
Jeffrey L. Linden (4)					0	0
January 4, 2016 Grant	14,415	28,830	6.07	1/4/2026
January 6, 2017 Grant		41,667	6.30	1/6/2027
January 2, 2018 Grant		26,119	10.05	1/2/2028
Stephen M. Forthuber					30,808	313,317
January 4, 2016 Grant	13,043	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027
January 2, 2018 Grant		27,363	10.05	1/2/2028
Norman R. Hames					30,808	313,317
January 4, 2016 Grant	13,043	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027
January 2, 2018 Grant		27,363	10.05	1/2/2028
Mital Patel					22,359	227,391
January 6, 2017 Grant		29,762	6.30	1/6/2027
January 2, 2018 Grant		18,657	10.05	1/2/2028

_______________

(1)	Relates to stock options issued under the Restated 2006 Plan. One-third of the stock options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. With the exception of Messrs. Forthuber and Stolper, vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason. For Messrs. Forthuber and Stolper, their respective employment agreements provide that vesting accelerates on outstanding awards whereby all options, warrants and any other deferred equity compensation then granted to Messrs. Forthuber and Stolper which are unvested at the date of a change in control will vest. All stock options have a ten-year term from the date of grant.

(2)

Relates to restricted stock/RSUs granted under the Restated 2006 Plan. One-third of the stock awards are fully-vested as of the date of grant and the remaining portion of the stock awards vest in equal increments on the first and second anniversaries of the date of grant. With the exception of Messrs. Forthuber and Stolper, vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason. For Messrs. Forthuber and Stolper, their respective employment agreements provide that vesting accelerates on outstanding awards whereby all options, warrants and any other deferred equity compensation then granted to Messrs. Forthuber and Stolper which are unvested at the date of a change in contro will vest.

The number of shares of restricted stock/RSUs held by each of the Named Executive Officers, which were issued on January 4, 2016, on January 6, 2017 and on January 2, 2018, will vest, subject to the officer’s continued service, according to the below schedule:

Name	Number of Shares Incrementally Vesting
	January 2, 2019	January 6, 2019	January 2, 2020
Mark D. Stolper	7,877	12,567	7,877
Jeffrey L. Linden	–	–	–
Stephen M. Forthuber	9,121	12,567	9,121
Norman R. Hames	9,121	12,567	9,121
Mital Patel	6,219	9,921	6.219

(3)	The aggregate market value is determined by multiplying the number of shares that have vested by $10.17 per share, the closing price of our common stock as of December 31, 2018.

(4)	The vesting of Mr. Linden’s RSUs accelerated due to his death in October 2018 and his options were cancelled pursuant to an agreement as described under the “2019 Compensation Determinations” heading above.

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Option Exercises and Stock Vested During 2018

The following table sets forth information for the Named Executive Officers regarding the value realized during 2018 pursuant to the vesting of restricted stock. No options were exercised during 2018.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark D. Stolper	25,608	269,489
Jeffrey L. Linden	28,304	297,860
Stephen M. Forthuber	25,608	269,489
Norman R. Hames	25,608	269,489
Mital Patel	9,921	105,163

_______________

(1)	The value realized on vesting is determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have a Deferred Compensation Plan that was adopted by the Board of Directors in 2016.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation upon termination of employment in certain situations. The following table shows the contributions, earnings and current required payments of deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(6)
Howard G. Berger, M.D.	–	–	–	–	2,500,000
Jeffrey L. Linden	–	–	–	–	2,000,000
	262,500	–	6,047	–	689,384
Norman R. Hames	–	–	–	–	1,050,000
Mark D. Stolper	–	–	–	–	–
	216,718	–	4,996	–	569,144

_______________

(1)	In 2018, Mr. Linden and Mr. Stolper each elected to defer their restricted stock unit grants. Messrs. Linden and Stolper deferred 26,119 and 21,564 restricted stock units, respectively. On the date of grant of their RSUs, the share price was $10.05 and on December 31, 2018 the share price was $10.17. For Mr. Linden, $262,496 has been reported as compensation in the Summary Compensation Table for 2018 and for Mr. Stolper, $216,718 has been reported as compensation in the Summary Compensation Table for 2018. The following table shows the number of restricted stock units held by each at the beginning of 2018 and the total held at the end of 2018.

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	Restricted Stock Units at December 31, 2017	Restricted Stock Units Deferred during 2018	Total RSUs held at December 31, 2018
Mark D. Stolper	34,399	21,464	55,963
Jeffrey L. Linden	41,667	26,119	67,786

Mr. Linden passed away on October 16, 2018 and all of his compensatory rights and entitlements with the Company were addressed in an agreement described under the “2019 Compensation Determinations” heading above.

(2)	Amount represents stock price appreciation in 2018 on all deferred restricted stock units. No portion of the earnings has been reported as compensation in the Summary Compensation Table for 2018.

(3)

Pursuant to the Management Consulting Agreement dated January 1, 1994, Dr. Berger is entitled to receive, upon his termination without cause, an amount equal to five times his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(4)

Mr. Linden was entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary. Mr. Linden’s 2010 base salary was $400,000. Such payment was subject to post-termination covenants intended to protect the Company’s business. However, as a result of Mr. Linden’s death in October 2018, no portion of this amount will be paid.

(5)

Mr. Hames is entitled to receive, upon his election to terminate employment, an amount equal to three times his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(6)	Of the $689,384 reported for Mr. Linden, $262,500 is reported in the Summary Compensation Table for 2018 and $262,500 was reported in the Summary Compensation Table for prior years. Of the $569,144 reported for Mr. Stolper, $216,718 is reported in the Summary Compensation Table for 2018 and $237,500 was reported in the Summary Compensation Table for prior years.

Employment Agreements

Dr. Berger. Dr. Berger has a severance arrangement with BRMG pursuant to a consulting agreement. Pursuant to the Management Consulting Agreement dated January 1, 1994, in the event of termination “without cause,” Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a payment in an amount equal to his 2010 annual base compensation from an affiliate of BRMG, or $500,000.

BRMG may terminate Dr. Berger’s consulting services “for cause” if (1) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Dr. Berger willfully breaches or habitually neglects his duties, (3) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (4) Dr. Berger’s professional license is suspended, revoked or terminated or (5) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Mr. Linden. We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, and as further amended on November 16, 2015, for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provided that Mr. Linden’s base salary was $350,000, which was subsequently amended to $475,000 for the fiscal year 2010 and had been further amended to $525,000, effective as of January 1, 2012.

If we had terminated Mr. Linden’s employment “without cause” or Mr. Linden had elected to terminate his employment for any reason, Mr. Linden would have been entitled to receive a severance payment in an amount equal to five times his 2010 base salary, or $2,000,000, which such amount was also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Such payments would have been subject to post-termination covenants intended to protect the Company’s business.

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We could have terminated Mr. Linden’s employment “for cause” if (i) there was a material breach of the agreement which persisted for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Linden willfully breached or habitually neglected his duties or (iii) Mr. Linden committed any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Linden served as the Company’s Executive Vice President and General Counsel until his death in October 2018. All of Mr. Linden’s compensatory rights and entitlements with the Company were addressed in an agreement described under the “2019 Compensation Determinations” heading above.

Mr. Hames. We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004, and as further amended on November 16, 2015, for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Hames’ base salary is $225,000, which was subsequently amended to $475,000 for the fiscal year 2012 and has since been amended to $550,000, effective as of January 1, 2017.

If we terminate Mr. Hames’ employment “without cause” or Mr. Hames elects to terminate his employment for any reason, Mr. Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or $1,050,000, which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Hames’ employment “for cause” if (1) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Mr. Hames willfully breaches or habitually neglects his duties or (3) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Stolper. We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, as amended on November 16, 2015, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement provides that Mr. Stolper’s initial base salary was $350,000, which was subsequently amended to $425,000 for the fiscal year 2011 and has since been amended to $475,000, effective as of January 1, 2012. The employment agreement also provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. Under the employment agreement, all of Mr. Stolper’s unvested outstanding options, warrants and any other deferred equity compensation will vest on the date of a change in control of the Company.

If we terminate Mr. Stolper’s employment “without cause” or he voluntarily terminates his employment for “good reason,” Mr. Stolper is entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, or a total of $950,000 if hypothetically terminated on December 31, 2018 based upon his 2018 base salary. Such payments are subject to post-termination covenants intended to protect the Company’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such termination shall immediately vest and if hypothetically terminated on December 31, 2018, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation would be approximately $544,910 based on our December 31, 2018 closing per share price of $10.17.

We may terminate Mr. Stolper’s employment “for cause” (1) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year or (3) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Mr. Stolper may terminate his employment for “good reason” (1) if the Company is in material default of its obligations under the employment agreement or (2) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is relocated, and such changes remain unremedied for a period of ten days following notice from Mr. Stolper.

Mr. Forthuber. We entered into a retention agreement with Mr. Forthuber on November 15, 2006, as amended on November 16, 2015, as well as an employment agreement on January 1, 2009. The employment agreement and retention agreement, as amended, are currently effective. The employment agreement provides that Mr. Forthuber’s initial base salary was $350,000, which has since been amended to $550,000, effective fiscal year 2017. The employment agreement also provides that Mr. Forthuber is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. Under the employment agreement, all options, warrants and any other deferred equity compensation then granted to Mr. Forthuber which are unvested at the date of a change in control will vest. Hypothetically assuming a change-in-control occurred on December 31, 2018, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation payable to Mr. Forthuber would have been approximately $622,915 based on our December 31, 2018 closing per share price of $10.17.

35

Pursuant to the employment agreement, if we terminate Mr. Forthuber’s employment for any reason other than for “disability” or “cause,” Mr. Forthuber will be entitled to receive a lump sum severance payment in an amount equal to twice his then annual salary, or a total of $1,100,000 if hypothetically terminated on December 31, 2018, based upon his 2018 base salary. Under the retention agreement, Mr. Forthuber is also subject to post-termination covenants for twelve months from the effective date of termination intended to protect the Company’s business.

Under the retention agreement, “disability” means that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation. The determination of Mr. Forthuber’s disability is required to be made by a medical physician selected or agreed to by the Company or upon mutual agreement between the Company and Mr. Forthuber or his personal representative.

We may terminate Mr. Forthuber’s employment for “cause” (1) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Forthuber for a total of 10 days (which need not be consecutive days) within any fiscal year to substantially perform his duties (other than any such failure resulting from illness or “disability”) after a written demand for substantial performance from us has been delivered to Mr. Forthuber, which demand specifically identifies the manner in which it claims Mr. Forthuber has not substantially performed his duties or (3) Mr. Forthuber has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Restated 2006 Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers except that, any then-unvested portion of an existing stock option/RSU/restricted stock award shall immediately vest upon such death or termination due to Disability (as defined in the Restated 2006 Plan).

Severance Arrangements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time and for any reason upon notice, as specified in each Named Executive Officer’s employment agreement and each Named Executive Officer may resign at any time and for any reason.

The severance payments described above are payable within fifteen business days of the effective date of such termination; provided, that, if the payments are subject to Section 409A of the Code and such Named Executive Officer is deemed a “specified employee” (as defined in Section 409A of the Code), then, such payment can be deferred until the first day of the seventh month following the effective date of such termination.

Change-in-Control Arrangements

Under the Restated 2006 Plan, the Board of Directors of the Company, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may in its discretion, in connection with a “change-in-control,” accelerate the vesting of all or any part of the options that are then outstanding and terminate any restrictions on all or any part of the restricted stock awards. Our award agreements with our Named Executive Officers generally provide that the option or restricted stock award will be assumed (or equivalent right be granted) by the successor corporation and if it is not assumed then immediately before the change in control the award will fully vest. A “change-in-control” under the Restated 2006 Plan means: (1) a merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose stockholder did not own all or substantially all of our common stock immediately before such transaction); (2) a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary of the Company); (3) an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Exchange Act); (4) the dissolution or liquidation of the Company; (v) a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the board or (vi) any other event that may be specified in the specific awards granted by the Board of Directors or a committee thereof pursuant to the Restated 2006 Plan.

36

Generally, awards to our Named Executive Officers under our 2006 Restated Plan will accelerate if the Named Executive Officer is terminated without Cause or resigns for Good Reason within 24 months of a change in control. Under Mr. Stolper’s employment agreement, all options, warrants and any other deferred equity compensation which is unvested at the time of a change-in-control shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2018, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation payable to Mr. Stolper would have been approximately $544,910 based on our December 31, 2018 closing per share price of $10.17. Similarly, under Mr. Forthuber’s employment agreement, all options, warrants and any other deferred equity compensation which is unvested at the time of a change-in-control shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2018, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation payable to Mr. Forthuber would have been approximately $622,915 based on our December 31, 2018 closing per share price of $10.17.

EQUITY COMPENSATION PLAN INFORMATION

We have reserved 14,000,000 shares of common stock for issuance under our Restated 2006 Plan. The Restated 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the Restated 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the Restated 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Notwithstanding anything in the Restated 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not again be available for grant under the Restated 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the Restated 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the Restated 2006 Plan will also adjust appropriately upon such event.

The following table sets forth the number of shares of common stock subject to outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2018.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	513,282	7.44	3,238,760
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	513,282

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2019, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 50,081,479 shares of common stock outstanding on March 31, 2019. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II (formerly HFB Heirs’ Trust)	5,376,253	(1)	10.74%
Michael M. Rothenberg	3,372,539	(2)	6.73%
Alan Weber	2,932,200	(3)	5.85%
BlackRock, Inc.	3,209,766	(4)	6.41%

Directors and Named Executive Officers
Howard G. Berger, M.D.	0	(5)	0
Marvin S. Cadwell	276,112	(6)	*
John V. Crues, III, M.D.	544,097	(7)	1.09%
Norman R. Hames	607,808	(8)	1.21%
Lawrence L. Levitt	168,054	(9)	*
Michael L. Sherman, M.D.	279,720	(10)	*
David L. Swartz	265,855	(11)	*
Stephen M. Forthuber	516,593	(12)	1.03%
Mital Patel	120,013	(13)	*
Mark D. Stolper	148,585	(14)	*
All directors and executive officers as a group (10 persons)	3,049,079		6.1%

_______________

*	Represents less than 1%.

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(1)	According to the Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power over an aggregate of 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209.

(2)	According to the Schedule 13G/A filed with the SEC on February 14, 2019: (A) Mr. Rothenberg is an owner and the Managing Member of Moab Capital Partners, LLC, which serves as the investment adviser to Moab Partners, L.P. and has sole voting and dispositive power over 3,298,879 shares of our common stock; and (B) Mr. Rothenberg is an owner and the Managing Member of Moab PI GP, LLC, which is the general partner of Moab Private Investments LP, an investment adviser to certain separately managed accounts that has sole voting and dispositive power over 73,660 shares of our common stock. The Schedule 13G/A lists the principal business address for Mr. Rothenberg as 152 West 57th Street, 9th Floor, New York, New York 10019.

(3)	According to the Schedule 13D/A filed with the SEC on June 5, 2015, Mr. Weber maintains sole voting power over an aggregate of 618,106 shares of our common stock and shared voting power over an aggregate of 2,314,094 shares of our common stock owned by JB Capital Partners LP. Mr. Weber is the general partner of JB Capital Partners LP. Mr. Weber and JB Capital Partners LP disclaim beneficial ownership of all of such shares except to the extent of their pecuniary interest therein. The address set forth in the Schedule 13D/A filing is 5 Evan Place, Armonk, New York 10504.

(4)	According to the Schedule 13G/A filed with the SEC on February 8, 2019, BlackRock, Inc. maintains sole voting power over 3,116,173 shares of our common stock and sole dispositive power over 3,209,766 shares of our common stock. The address set forth in the Schedule 13G/A filing is 55 East 52nd Street, New York, New York 10055.

(5)	On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of the Company’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over HFB Heirs’ Trust II. As a result of the transaction, Dr. Berger does not beneficially own any shares of the Company.

(6)	Beneficial ownership includes 9,728 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019.

(7)	Beneficial ownership includes 11,111 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019. Beneficial ownership does not include 21,667 shares of vested restricted stock units since no shares would be acquired under unvested restricted stock units within 60 days of March 31, 2019.

(8)	Beneficial ownership includes 25,893 shares of unvested time-based restricted stock and 38,650 shares subject to options exercisable within 60 days of March 31, 2019.

(9)	Beneficial ownership includes 9,728 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019. Beneficial ownership does not include 39,382 shares of vested restricted stock units.

(10)	Beneficial ownership includes 9,728 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019.

(11)	Beneficial ownership includes 9,728 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019. Beneficial ownership does not include 39,382 shares of vested restricted stock units.

(12)	Beneficial ownership includes 25,893 shares of unvested time-based restricted stock and 38,650 shares subject to options exercisable within 60 days of March 31, 2019.

(13)	Beneficial ownership includes 17,655 shares of unvested restricted stock and no shares subject to options exercisable within 60 days of March 31, 2019.

(14)	Beneficial ownership includes 35,268 shares subject to options exercisable within 60 days of March 31, 2019. Beneficial ownership does not include 55,384 shares of vested restricted stock units.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2018, with the exception of the following transactions involving Norman Hames: (i) the sale of our common stock on March 13, 2018 and filing with the SEC on March 16, 2018 (one day late), and (ii) the sale of our common stock on December 10, 2018 and filing with the SEC on December 14, 2018 (two days late).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2018. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by Auditing Standards No. 1301 “Communications with Audit committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of RadNet, Inc. be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2019, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Marvin S. Cadwell Lawrence L. Levitt

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* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated directors Berger, Cadwell, Crues, Hames, Levitt, Sherman and Swartz to be elected to serve on our Board until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Each of the nominees is a current director and has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any nominees and executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Voting on the election of directors is considered a non-routine matter, and the persons named in the accompanying proxy will not have the authority to vote on this proposal unless instructed to do so by the beneficial owner or their duly instructed bank, broker or nominee.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF ALL OF THESE NOMINEES

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PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ernst & Young LLP has audited our financial statements annually since January 1, 2007. Our Audit Committee reviews the appointment of the independent accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019. If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2017 and 2018 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2017	2018
Audit Fees(1)	$1,623,150	$1,614,836
Audit-Related Fees(2)	$130,000	$150,000
Tax Fees(3)	$44,500	$634,787
All Other Fees(4)	$25,000	$223,450
Total	$1,822,650	$2,623,073

_______________

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2018 and the fiscal year ended December 31, 2017 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2019 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables (a “say-on-pay” vote).

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving the Company’s strategic initiatives and objective measures of success. Our Compensation and Management Development Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program. We encourage our stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the decisions made by the Compensation and Management Development Committee in 2018.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors or the Company nor require our Board of Directors or Compensation and Management Development Committee to take any action. However, our Board of Directors and Compensation and Management Development Committee values the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC

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PROPOSAL NO. 4

NON-BINDING STOCKHOLDER PROPOSAL REQUESTING “MAJORITY VOTING” IN UNCONTESTED ELECTIONS OF DIRECTORS

The Secretary of the Company has received a written notice, dated December 18, 2018, from the California Public Employees’ Retirement System (“CalPERS”), as a stockholder, submitting a proposal for inclusion in the Company’s proxy materials pursuant to SEC Rule 14a-8 to introduce a resolution at the Annual Meeting. The proposed resolution and a supporting statement are presented verbatim below. CalPERS has represented that it is the beneficial owner of more than $2,000 in market value of shares of our Common Stock and intends to continue to hold the requisite number of shares of our Common Stock through the date of the Annual Meeting. We will provide the CalPERS address and the number of shares of Common Stock owned by CalPERS upon receiving an oral or written request by a stockholder for this information. CalPERS has requested that we include the following resolution in this Proxy Statement for consideration by our stockholders:

“RESOLVED, that the shareowners of RadNet, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.”

CalPERS has provided the following supporting statement:

“Supporting Statement

Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.”

Vote Required

Approval of the non-binding stockholder proposal requesting “majority voting” in uncontested director elections requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

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Statement of the Board of Directors

Our Board of Directors has considered the proposal set forth above relating to majority voting for uncontested director elections, and has determined not to make any recommendation to our stockholders on how to vote on this proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board of Directors if approved by stockholders. The Board recognizes that there are valid arguments in favor of, and in opposition to, majority voting. The Board wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the Board might make.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

ADDITIONAL INFORMATION

For further information about RadNet, Inc., please refer to the 2018 Annual Report. The 2018 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address and wish to receive a separate Notice or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

By Order of the Board of Directors,

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